Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282322

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated October 15, 2024)

GIFTIFY, INC.

Up to [*] Shares of Common Stock

This prospectus supplement relates to our offering of up to [*] shares of our common stock, par value $0.001 per share (the “Shares”).

Our shares of common stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GIFT.” The last reported sale price of our shares of common stock on Nasdaq on January 13, 2025, was $1.33 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or our public float, was $30,550,867 based on 18,077,436 outstanding shares of common stock held by non-affiliates and a per share price of $1.69, which was the highest price at which our shares of common stock were sold within 60 days before the date of this prospectus. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with a value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Form S-3 continues to apply to us. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering). We are thus currently eligible to offer and sell up to an aggregate of $10,173,438 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire prospectus supplement and any amendments or supplements carefully before you make your investment decision.

We have engaged Craft Capital Management LLC (whom we refer to herein as the “Placement Agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering as set forth in the table below.

The securities will be offered at a fixed price. The offering will terminate on the earlier of (i) the final closing date of the placement and (ii) the date when either party to the Placement Agency Agreement terminates the engagement upon 10 days written notice to the other party. There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information.

We are an emerging growth company and a smaller reporting company under Rule 405 of the United States Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in these securities involves certain risks. See “Risk Factors” on page S-4 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

	Per Share	Total
Public offering price	$	$
Placement Agent fees(1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds raised in this offering. In addition, we have agreed to reimburse the Placement Agents for certain offering-related expenses. We refer you to “Plan of Distribution” beginning on page S-7 for additional information regarding compensation to be received by the Placement Agent.
(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution” beginning on page S-7 of this prospectus supplement

The offering is being underwritten on a “best efforts” basis, and the underwriter has no obligation to buy any shares of our common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of shares of our common stock. There is no minimum offering requirement. There are no arrangements to place the funds raised in this offering in an escrow, trust or similar account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

Craft Capital Management LLC

The date of this prospectus supplement is January 14, 2025

i

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “Giftify,” “we,” “us” and “our” in this prospectus supplement refer to Giftify, Inc., a corporation organized under the laws of the state of Delaware unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing the Commission’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the accompanying base prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the accompanying base prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act.

This prospectus supplement and the documents incorporated by reference herein may add, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus. You should read carefully this prospectus supplement, the accompanying base prospectus and the additional information described under the headings “Where You Can Find Additional Information,” and “Incorporation of Certain Documents by Reference” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the securities offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying base prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation of Certain Documents by Reference” in this prospectus supplement and under “Incorporation of Certain Documents by Reference” in the accompanying base prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying base prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents incorporated herein by reference.

Our Company

Overview

Giftify owns and operates Restaurant.com, a pioneer in the restaurant deal space and the nation’s largest restaurant-focused digital deals brand. Our profile fundamentally changed with the acquisition of CardCash Exchange, Inc. (“CardCash”) in December 2023. CardCash buys merchant gift cards from the general public and distributors at a discount and then resells them at a markup. CardCash’s core service offering includes the buying and selling of gift cards from over 1,100 retailers including Target, Home Depot, Starbucks and TJ Maxx, among others.

The acquisition and integration of CardCash has changed our financial position, market profile and brand focus, and has also expanded our search for additional business opportunities in the short-term, both internal and external.

We believe the CardCash acquisition added valuable attributes, including (1) CardCash’s brand awareness and acceptance from the consumer; and (2) experienced management.

●	Brand awareness – CardCash was initially formed approximately 15 years ago, and we believe this history, along with strong marketing push along multiple fronts have led to strong consumer awareness and acceptance.

●	Experienced management – As part of the CardCash acquisition, members of the executive leadership team of CardCash have joined us. Elliot Bohm, President of CardCash prior to the merger with Giftify, remains as President of CardCash following the closing of the merger and has joined the Board of Directors of Giftify. Marc Ackerman, Chief Operating Officer of CardCash prior to the merger with Giftify, continues to serve as Chief Operating Officer of CardCash following the closing of the merger.

We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

S-2

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying base prospectus under NASDAQ marketing symbol GIFT.

Shares of Common Stock Offered	Up to [*] shares of our common stock.

Common Stock Outstanding Before the Offering	26,290,143 shares as of January 14, 2025.

Common Stock Outstanding After the Offering	[*] shares, assuming the sale of all of the Shares being registered in this prospectus supplement.

Offering Price per Share	$[*] per share.

Best Efforts	We have agreed to issue and sell the shares of common stock offered herby to the public through the Placement Agent that has agreed to offer and sell such shares of common stock on a “reasonable best efforts” basis. The Placement Agent is not required to sell any specific number or dollar amount of the Shares offered hereby but will use its reasonable best efforts to sell such Shares. See “Plan of Distribution” on page S-7.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $[*] after deducting the cash fee to the Placement Agent payable by us and estimated offering costs. We intend to use the net proceeds from this offering for general corporate and working capital needs. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Dividend policy	We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business

Risk Factors

An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Cautionary Note About Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our securities.

Nasdaq Capital Market Symbol	Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “GIFT”.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise, conversion, or settlement of the outstanding options or warrants as described in this prospectus.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus, and under similar headings in our subsequently filed reports on Form 8-K, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our audited consolidated financial statements and the related notes, as well as our unaudited condensed consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our shares of Common Stock could decline and you could lose all or part of your investment in our securities.

Risks Related to This Offering

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds of this offering as described in the section entitled “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

Our stock price is and may continue to be volatile and you may not be able to resell our common stock at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the shares of our common stock that you purchase at a price equal to or above the price you paid.

In addition, the stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of the issuer. Between January 8, 2024, and January 8, 2025, the closing sales price of our common stock reported on the Nasdaq Capital Market has ranged between $4.50 and $1.00 per share. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.

We currently anticipate that we will retain any future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.

The sale of our common stock in this offering and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering and the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us. There are no refunds available to purchasers of the securities in this offering if less than the maximum amount of securities are sold.

S-4

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus supplement and the documents incorporated by reference herein, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus supplement and the documents incorporated by reference herein. Risks and uncertainties, the occurrence of which could adversely affect our business, include, but are not limited to, the following:

●	Our ability to continue as a going concern in light of a history of annual net losses;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to locate, close and integrate prospective acquisition targets.

●	Our ability to overcome the effects of labor shortages on the restaurant business;

●	Our ability to effectively execute our business plan;

●	We need to address certain material weaknesses in our disclosure controls and procedures and internal control over financial reporting.

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to locate, close and integrate prospective acquisition targets.

●	Our ability to overcome the effects of labor shortages on the restaurant business;

●	The effect of disruptions in or impairments to our ability to use our computer programs needed to manage our business;

●	Our ability to retain and grow our customer and restaurant base;

●	Our ability to enter into, sustain and renew customer and restaurant arrangements on favorable terms;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete and succeed in a highly competitive industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to develop, maintain and enhance a strong brand;

●	Unanticipated changes in laws, rules and regulations, impacting ecommerce companies;

●	Cyber-attacks, unauthorized access to, or accidental disclosure of, consumer personally-identifiable information, that we or our vendors collect through our websites or stores on servers may result in significant expense and negatively impact our reputation and business;

●	We are subject to many federal, state and local laws, as well as other statutory and regulatory requirements, with which compliance can be both costly and complex. Our failure to comply with, or adapt to changes in these laws or requirements, could have an adverse impact on our business;

●	We could face a potential delisting resulting in reduced liquidity of our shares of Common Stock.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus supplement or the documents incorporated by reference herein. The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus supplement and the documents incorporated by reference herein, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus supplement or the documents incorporated by reference herein speak only as of the date of this prospectus supplement or the document incorporated by reference herein, as applicable. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus supplement or the documents incorporated by reference herein, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

S-5

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $-[*] after deducting the cash fee paid by us to the Placement Agent and estimated offering costs. However, this is a best efforts offering with no minimum, and we may not sell all or any of these shares of common stock; as a result, there can be no assurance that the offering contemplated hereby will ultimately be consummated for the full amount.

We intend to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses. We do not currently have more specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential issues.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

S-6

DESCRIPTION OF SECURITIES OFFERED

The following description is a summary of some of the terms of the securities we are offering. The descriptions in this prospectus supplement and the accompanying base prospectus of the securities does not purport to be complete and is subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. This summary supplements the description of our shares of Common Stock in the accompanying base prospectus and, to the extent it is inconsistent, replaces the description in the accompanying base prospectus.

Shares of Common Stock

The material terms and provisions of our shares of our common stock are described under the heading “Description of Shares of Common Stock” starting on page S-8 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

Craft Capital Management LLC has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated January 13, 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus.

We will deliver the securities being issued to the investors in this offering upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We will deliver the securities being offered pursuant to this prospectus upon closing. We will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged Craft Capital Management LLC as our exclusive Placement Agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis, and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share	Total
Offering price	$	$
Placement Agent’s fees(1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 7% of the gross proceeds of the offering.

We have agreed to reimburse the Placement Agent at closing for certain expenses incurred by the Placement Agent in connection with this offering, including legal expenses, in an aggregate amount of up to $75,000.

S-7

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our President and CEO, Ketan Thakker, has entered into a lock-up agreement on behalf of the Company. Under the terms of the lock-up agreement, he has agreed, subject to customary exceptions, for a period of 30 days after the final closing of this offering, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

Notwithstanding these limitations, these shares of our common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

No Sales of Similar Securities

We have agreed, subject to certain exceptions, until 30 days after the closing date (of this offering the “Standstill Period”), not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents (as that term is defined in the Standstill Agreement) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated by the securities purchase agreement. During the Standstill Period, we are not allowed to sell any of our securities pursuant to an at-the-market agreement.

Nasdaq Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “GIFT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and their respective affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and their affiliates may effect transactions for their own accounts or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

S-8

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by CM Law PLLC, Washington, D.C. Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel for the Placement Agent.

Experts

The consolidated financial statements of Giftify, Inc. and subsidiaries as of December 31, 2023 (Successor) and December 31, 2022 (Predecessor), and for the period from December 30, 2023 through December 31, 2023 (Successor), and for the period from January 1, 2023 through December 29, 2023 (Predecessor), and the year ended December 31, 2022 (Predecessor), have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their report incorporated in this prospectus by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The audit report on the December 31, 2023, consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Where You Can Find Additional Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

S-9

Incorporation of Documents By Reference

We have filed a registration statement on Form S-3 with the Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Commission permits us to “incorporate by reference” the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered incorporate by reference in this prospectus:

1. Our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 9, 2024;

2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and September 30, 2024, as filed with the SEC on May 15, 2024 and August 14, 2024, and November 13, 2024, respectively;

3. Our Current Reports on Form 8-K filed with the SEC on January 5, 2024, July 11, 2024, September 3, 2024, September 24, 2024, October 8, 2024, October 16, 2024 and October 21, 2024, October 25, 2024, December 5, 2024 and December 20, 2024.

4. The Form 8-A, as filed with the SEC on August 6, 2024, attaching the letter from Nasdaq notifying the Company that its shares of common stock had been approved for listing and registration on the Nasdaq Stock Market.

5. Our Definitive Schedule 14C filed with the SEC on October 3, 2024.

6. Our Prospectus Supplement filed with the SEC on October 25, 2024.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) on or after the date of the effectiveness of the registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Ketan Thakker, c/o Giftify, Inc., at 1100 Woodfield Road, Suite 510, Schaumburg, IL 60173. Our telephone number is (847) 506-9680. Information about us is also available at our website at www.restaurant.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference.

S-10

Giftify, INC.

Up to $30,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $30,000,000:

●	common stock;

●	preferred stock;

●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;

●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “GIFT.” The last reported sale price of our common stock on the Nasdaq Capital Market on October 24, 2024, was $1.64 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $105,371,181 based on 26,102,551shares of outstanding common stock, of which 17,889,844 shares are held by non-affiliates, and a per share price of $1.64, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on October 24, 2024.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus unless we again become subject to General Instruction I.B.6. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 12 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2024.

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Giftify, Inc.

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Cautionary Note Regarding Forward Looking Statements

This prospectus and any accompanying prospectus or prospectus supplement and the documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein. This prospectus, and any accompanying prospectus or prospectus supplement, should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 and related notes, which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus and any accompanying prospectus or prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus, or any accompanying prospectus or any prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any accompanying prospectus, or any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “Giftify” means Giftify, Inc.

Overview

Giftify, Inc. owns and operates Restaurant.com, a pioneer in the restaurant deal space and the nation’s largest restaurant-focused digital deals brand. Our profile fundamentally changed with the acquisition of CardCash Exchange, Inc. (“CardCash”) in December 2023. CardCash buys merchant gift cards from the general public and distributors at a discount and then resells them at a markup. CardCash’s core service offering includes the buying and selling of gift cards from over 1,100 retailers including Target, Home Depot, Starbucks and TJ Maxx, among others.

The acquisition and integration of CardCash has changed our financial position, market profile and brand focus, and has also expanded our search for additional business opportunities in the short-term, both internal and external.

We believe the CardCash acquisition added valuable attributes, including (1) CardCash’s brand awareness and acceptance from the consumer; and (2) experienced management.

●	Brand awareness – CardCash was initially formed approximately 15 years ago, and we believe this history, along with strong marketing push along multiple fronts have led to strong consumer awareness and acceptance.

●	Experienced management – As part of the CardCash acquisition, members of the executive leadership team of CardCash have joined us. Elliot Bohm, President of CardCash prior to the merger with Giftify, remains as President of CardCash following the closing of the merger and has joined the Board of Directors of Giftify. Marc Ackerman, Chief Operating Officer of CardCash prior to the merger with Giftify, continues to serve as Chief Operating Officer of CardCash following the closing of the merger.

Merger with CardCash Exchange, Inc.

On December 29, 2023, Giftify completed the acquisition of CardCash. The acquisition was made pursuant to a plan of merger agreement dated August 18, 2023, between Giftify and Elliott Bohn, in his capacity as stockholder representative for CardCash’s stockholders. The Company acquired all of the issued and outstanding equity interests of CardCash from CardCash’s stockholders for $26,682,000, made up of 6,108,007 shares of Giftify’s common stock with a fair value of $24,432,000 or $4.00 per share, $750,000 in cash (including $250,000 advanced in October 2023), and the issuance of notes payable for $1,500,000.

Our Business

We have two principal divisions, B2C and B2B, for both CardCash and for Restaurant.com.

CardCash

CardCash operates as a leading gift card exchange platform, facilitating the purchase and sale of unused gift cards at discounted rates for both consumers and businesses. The Company’s mission is to provide a seamless marketplace for individuals looking to maximize the value of their gift cards while also offering businesses innovative solutions to leverage this market.

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CardCash’s core service offering includes the buying and selling of gift cards from over 1,100 retailers, such as Target, Home Depot, Starbucks and TJ Maxx, among others. By connecting buyers and sellers, CardCash enables consumers to unlock value from unused gift cards and save significant amounts on their purchases.

CardCash purchases unused gift cards at a value lower than their face worth and subsequently retails them at a discounted rate to discerning shoppers nationwide. This avenue not only allows individuals to obtain cash for their unneeded gift cards but also enables them to make cost-effective purchases through discounted gift cards.

With advanced fraud prevention technology, known as FraudFix, CardCash ensures the security and integrity of all transactions conducted on its platform. This commitment to trust and reliability has contributed to its success in saving consumers over $100 million since its inception.

In addition to its consumer-focused operations, CardCash provides white-label solutions for brands, allowing them to integrate gift card exchange capabilities into their own platforms. Major retailers like Amazon, Best Buy, CVS and Dell have capitalized on these solutions to enhance their customer offerings and drive additional revenue streams through gift cards without compromising product value.

By fostering a mutually beneficial ecosystem, CardCash.com drives a scenario where consumers and businesses effortlessly trade unwanted gift cards while others access these cards at discounted rates, simultaneously benefiting merchants as unused gift cards are utilized to convert financial liabilities into revenue.

Furthermore, CardCash facilitates Business-to-Business (B2B) exchanges, enabling companies to efficiently manage surplus gift card inventory and procure gift cards in bulk for various business needs. This service not only benefits businesses but also contributes to a thriving gift card market projected to reach $1.4 trillion by 2026.

Moreover, CardCash is committed to social responsibility through partnerships with charitable organizations. Initiatives like the collaboration with Charity On Top for fundraising efforts during natural disasters showcase CardCash’s dedication to giving back to the community. Partnerships with reputable institutions such as St. Jude’s Research Hospital demonstrate CardCash’s commitment to supporting critical causes and making a positive impact.

Among its offerings, CardCash Incentives provides new gift cards for over 300 brands at discounted rates, catering to businesses seeking employee engagement and customer loyalty through customized gift card solutions. The recent introduction of the CardCash uChoose platform further enhances the Company’s portfolio by offering businesses the option to provide gift card choices from a wide selection of brands to recipients.

Overall, CardCash’s multifaceted approach to the gift card market, coupled with its focus on innovation and social impact, positions the Company as a key player in the industry with a strategic vision for continued growth and success.

CardCash Growth Plans

CardCash intends to grow its current four business channels, bulk to bulk, bulk to retail, retail to bulk and retail to retail, to take advantage of the projected expansion by 2026 of the global market for gift cards to $1.4 trillion (see “Business - Pending Acquisition – CardCash Exchange, Inc.”) as follows:

●	Increase Access to Strategic Partnerships and Expanded Data. CardCash intends to transition from having its own online platform for both consumers and repeat high-volume sellers of gift cards to operating exchanges. CardCash currently operates approximately 25 branded exchanges. CardCash is focusing on three business growth concepts:

Branded Exchange for Retailer Partnerships

CardCash intends to increase the number of gift card exchanges on partner websites to send traffic to CardCash.com. CardCash launched its first branded exchange partnership with CVS Pharmacy in 2012 and experienced an increase in the amount of spending by both new and existing customers. In 2017, CardCash and Amazon launched a branded exchange which has grown to be CardCash’s most successful partnership to date. In 2023, Mastercard and Amazon led all CardCash branded exchanges with $1,800,000 and $1,900,000 in revenue, respectively.

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CardCash Checkout

CardCash is developing the technology to allow retailers to accept any gift card, anywhere, at any time to reduce the combined interchange fee for businesses, result in new-found money for customers and increase the average amount purchased. CardCash profits by selling the card on the secondary market, the transaction is sourced from the point of checkout, and by not being on CardCash’s website, represents a perpetuating network.

CardCash Giving

The purpose of this concept is to allow consumers to pay for their retail purchases with gift cards and to have the charity of their choice receive a donation, thereby increasing the appeal of using CardCash at checkout. CardCash has developed this donation platform to allow customers to use the power of their shopping to support the charity of their choice. CardCash has an existing partnership with St. Jude Children’s Research Hospital that allows customers to spend gift cards anywhere they want while donating to cutting-edge medical research. The giving platform works by (i) CardCash negotiating 5% - 20% discounts on the gift cards, (ii) splitting that discount 70/30 with the charity and (iii) giving the retailer a tax write-off of 70%. Through CardCash’s platform, consumers can, for example, help families pay down student loan debt and contribute to research and awareness for childhood illnesses, improved heart health, etc.

●	Increase Marketing Efforts. CardCash has spent only $807,031 in marketing its services or 0.9% of its gross revenues for its 2023 fiscal year. CardCash intends to increase its marketing to retailers and consumers to accelerate its sales of gift cards.

●	Increase Profit Margins. CardCash intends to shift its cost structure to allow it to process scalable volumes of 4-5X its current number of gift cards with a very slight increase in cost. CardCash believes that a more efficient use of machine learning transaction processing with richer data from a strategic subset can empower it to scale its model to meet the needs of the gift card market. CardCash is seeking a strategic investment and collaboration, in addition to what it receives by its merger with Giftify, to bring data synergy and higher margins from more reliable processing. While the bulk-to-bulk channel is expected to represent the largest contributor to CardCash’s sales in the years to come, the other three channels are projected to grow at a faster rate and account for an aggregate 50% of sales over the next two years. CardCash expects to drive top-line growth by adding new branded exchange partnerships that in turn are expected to generate more users and increase demand for other services. CardCash currently has a 13.3% gross margin for its four revenue streams combined. Of the four channels, retail-to-bulk has the highest margin at approximately 17%, while bulk-to-bulk has the lowest margins at approximately 10%. CardCash is working to improve its gross margin by switching to a more balanced and profitable sales channel breakdown. CardCash’s goal was to achieve gross margin of 15% in 2023 and to achieve gross margins of 19% in 2024. CardCash anticipates that its gross margins will increase approximately 8% in the next two years based on retail-sourced inventory and retail sales. CardCash’s focus is to maximize inventory sourced through checkout and branded exchange initiatives to drive significant volume on the secondary market and generate higher gross margins.

Restaurant.com Business to Customer Division

Our B2C division accounted for 45% of gross revenue in our fiscal year ended December 31, 2023. To our database of 6.2 million customers, we sell:

● Discounted certificates for 10,000 restaurants. The certificates range from $5 to $100 and never expire.

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● Discount Dining Passes, which provide discounts at 170,000 restaurants and other retailers. These passes provide multiple uses for six months.

● “Specials by Restaurant.com” which bundle Restaurant.com certificates with a variety of other entertainment options, including theatre, movies, wine and travel. Customers have favored these bundled offering (“Specials”), generating significantly greater revenue per customer when compared to purchasing our other products. The average order value for these Specials sales is nearly five times a certificate purchase. Specials generated over 5% of our past year’s B2C revenue from 60% of the B2C orders for the fiscal year ended December 31, 2023. We believe that our relationships with small businesses presents a significant revenue opportunity through such cross-promotions.

Restaurant.com Business to Business Division

Our B2B division accounted for 55% of our gross revenue in our fiscal year ended December 31, 2023. We sell certificates and Discount Dining Passes to corporations and marketers, which use them to:

● generate new customers;

● increase sales at the point of sale;

● reward points/customer loyalty;

● convert to paperless billing and auto-bill payment.

● motivate specific customer behavior such as free home repair estimates and test drives for auto dealers;

● renew subscriptions and memberships; and

● address customer service issues.

Restaurant.com Other Business

We also generate revenue through third-party offers and display ad revenue. This comprises a de minimis portion of our gross revenue.

Restaurant.com Attractive Customer Demographics

We intend to grow and leverage our customer database of 6.2 million which we believe is of value to merchants for a variety of services and products.

Marketing

We primarily use marketing to acquire and retain high-quality merchants and customers and promote awareness of our marketplaces. In 2023, for Restaurant.com we spent approximately $807,000 on advertising and marketing efforts to increase our visibility and establish stronger relationships with our customers, merchants and partners.

We use a variety of marketing channels to make customers aware of the offerings, including search engines, email and affiliate partnerships and social media.

Search engines. Customers can access our offerings indirectly through third-party search engines. We use search engine optimization and search engine marketing to increase the visibility of our offerings in web search results.

Email. We communicate offerings through email to our customers based on their locations and personal preferences. A customer who interacts with an email is directed to our website and mobile applications to learn more about the deal and to make a purchase.

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Social. We publish offerings through various social networks and adapt our marketing to the particular format of each of these social networking platforms. Our website and mobile applications enable consumers to share our offerings with their personal social networks. We also promote our offerings using display advertising on websites.

Offline. We use offline marketing such as print to help build awareness of brand.

Distribution

We distribute our deals directly through several platforms: email, our websites, our mobile applications and social networks. We also utilize various affiliate partnerships to display and promote our deals on their websites, such as with AMAC, Groupon, MemberHub and others.

We also use various customer loyalty and reward programs to build brand loyalty, generate traffic to the website and provide business clients with the opportunity to offer incentives to their customers to receive discounts and Discount Dining Passes. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, we grant the customer credits that can be redeemed for awards such as free or discounted services or goods in the future.

Email. The emails for discount certificates for restaurants contain one headline deal with a full description of the deal and a sampling of dining deals which are available within a customer’s market. The emails for Specials by Restaurant.com include featured travel, entertainment and wine deals in addition to various other product deals.

Websites. Visitors are prompted to register as a customer when they first purchase on our websites and thereafter use the website as a portal for discount certificates for restaurants, complementary entertainment and travel offerings and consumer products.

Mobile Applications. Consumers also access our deals through our mobile applications, which are available at no additional cost on the iPhone and Android, mobile operating systems. We launched our first mobile application in 2012 and our applications have been downloaded over 6.0 million times since then. These applications enable consumers to browse, purchase, manage and redeem deals on their mobile devices.

Social Networks. We publish our daily deals through various social networks adapt and our marketing to the particular format of each of these social networking platforms. Our website and mobile application interfaces enable our consumers to share our offerings to their personal social networks.

Operations

Our business operations are divided into the following core functions to address the needs of our merchants and customers.

Marketing. Our marketing department is responsible for managing the Restaurant.com brand, the B2C discount certificate and Specials offerings, creating the promotional calendar, all creative assets used in our marketing channels such as the website, email and affiliate partnerships, including imagery and editorial content, negotiation with affiliate and merchant partners, revenue management, company analytics and B2B marketing and brand assets. As of December 31, 2023, our Marketing team consisted of three employees. We have an agreement with Commission Junction for a monthly payment of $1,500 to $3,500 that generates potential leads with companies that earn a commission by promoting our discount deals on their websites for which they receive between 3% to 15% of the revenue we receive from a customer’s purchase of a discount certificate.

Customer Service Representatives. Our customer service representatives can be reached via email 24 hours a day, seven days a week. The customer service team also works with our information technology team to improve the customer experience on the website and mobile applications based on customer feedback. As of December 2023, we employed four customer representatives.

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Technology. We employ technology to improve the experience we offer to customers and merchants, increase the rate at which our customers purchase and enhance the efficiency of our business operations. A component of our strategy is to continue developing and refining our technology. We devote a substantial portion of our resources to developing new technologies and features and improving our core technologies. Our information technology team is focused on the design and development of new features and products, maintenance of our websites and development and maintenance of our internal operations systems. As of December 31, 2023, our information technology team consisted of five employees.

Competition

CardCash

CardCash faces competition from a number of competitors but believes that it has key attributes that provide it with a competitive advantage in the market for unused gift cards. The following chart summarizes the principal differences between CardCash and its competitors:

Other Players
Ability to dictate pricing
Immediate transaction
No-fee transactions
Bulk seller/buyer services
Branded exchange partnerships
Industry Leading Fraud prevention technology
Business model	Principal-based	Marketplace	Various

Although CardCash believes it compete favorably on the factors described above, it anticipates that larger, more established companies may directly compete with it on a principal-based model and such a competitor could have greater financial, technical, marketing and other resources than it does. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to reduce the number of potential consumers and retailers that form the basis of CardCash’s revenue base.

Restaurant.com

We have a substantial number of competing groups buying sites. These competitors offer substantially the same or similar product offerings as us. Among the companies that focus on the dining and savings category and certain of the subcategories in which we participate are the following:

● discount (e.g., Groupon.com, Entertainment.com);

● ratings and reviews communities (Zagat.com, TripAdvisor);

● restaurant listings (Yelp, Zomato and OpenTable);

● food content (Food Network, Food.com and Epicurious);

● eCommerce (Groupon, TravelZoo and Woot); and

● takeout and delivery (DoorDash.com, GrubHub.com UberEats.com and Delivery.com).

We believe the principal competitive factors in our market include the following:

● breadth of customer base and number of restaurants featured;

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● ability to deliver a high volume of relevant deals to consumers;

● ability to produce high purchase rates for deals among customers;

● ability to generate positive return on investment for merchants; and

● strength and recognition of our brand.

We believe we compete favorably on several of the factors described above and plan to increase our standing in each of these categories. As of December 31, 2023, our customer base was 6.2 million and during 2023 we featured deals at over 184,000 restaurants and merchants.

Although we believe we compete favorably on the factors described above, we anticipate that larger, more established companies may directly compete with us as we continue to demonstrate the viability of a local e-commerce business model. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger subscriber base or to monetize that subscriber base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. In addition, although we do not believe that merchant payment terms are a principal competitive factor in our market, they may become such a factor and we may be unable to compete fairly on such terms.

Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites or may even attempt to completely block access to our websites. Accordingly, adverse legal or regulatory developments could substantially harm our business.

The CARD Act, as well as the laws of most states, contain provisions governing product terms and conditions of gift cards, gift certificates, stored value or pre-paid cards or coupons (“gift cards”), such as provisions prohibiting or limiting the use of expiration dates on gift cards or the amount of fees charged in connection with gift cards or requiring specific disclosures on or in connection with gift cards. Discount certificates and Discount Dining Passes generally are included within the definition of “gift cards” in many of these laws. In addition, certain foreign jurisdictions have laws that govern disclosure and certain product terms and conditions, including restrictions on expiration dates and fees that may apply to discount certificates and Discount Dining Passes. However, the CARD Act as well as a number of states and certain foreign jurisdictions also have exemptions from the operation of these provisions or otherwise modify the application part of a promotion or promotional program. If discount certificates and Discount Dining Passes are subject to the CARD Act, and are not included in the exemption for promotional programs, it is possible that the purchase value, which is the amount equal to the price paid for the discount certificates and Discount Dining Passes, or the promotional value, which is the add-on value of the discount certificate and Discount Pass in excess of the price paid, or both, may not expire before the later of (i) five years after the date on which the discount certificate or Discount Pass was issued; (ii) their stated expiration date (if any), unless discount certificates and Discount Dining Passes come within an exemption in the CARD Act for promotional programs; or (iii) a later date provided by applicable state law. In addition, regardless of whether an exemption for discount certificates and Discount Dining Passes applies under the CARD Act, in those states that prohibit or otherwise restrict expiration dates on gift cards that are defined to include discount certificates and Discount Dining Passes and that do not have exemptions that apply to the purchase value or the promotional value, or both, of discount certificates and Discount Dining Passes, the discount certificates and Discount Dining Passes may be required to be honored for the full offer value (the total of purchase value and promotional value) until redeemed. Our terms of use and agreements with our merchants require merchants to continue to honor unredeemed discount certificates and Discount Dining Passes that are past the stated expiration date of the promotional value of the discount Certificate and Discount Pass to the extent required under the applicable law. While we are attempting to comply with exemptions for promotional programs available under these laws so that our discount certificates’ and Discount Dining Passes’ promotional value can expire on the date stated on the certificate and Discount Pass, we continue to require that merchants with whom we partner honor discount certificates and Discount Dining Passes under the provisions of all laws applicable to discount certificates and Discount Dining Passes, including laws that prohibit expiration.

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In addition, some states also include gift cards under their unclaimed and abandoned property laws which require companies to remit to the government the value of the unredeemed balance on the gift cards after a specified period of time (generally between one and five years) and impose certain reporting and recordkeeping obligations. We do not remit any amounts relating to unredeemed discount certificates and Discount Dining Passes based upon our assessment of applicable laws. The analysis of the potential application of the unclaimed and abandoned property laws to discount certificates and Discount Dining Passes is complex, involving an analysis of constitutional and statutory provisions and factual issues, including our relationship with customers and merchants and our role as it relates to the issuance and delivery of our discount certificates and Discount Pass.

Many states have passed laws requiring notification to customers when there is a security breach of personal data. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Various federal laws, such as the Bank Secrecy Act and the USA PATRIOT Act, impose certain anti-money laundering requirements on companies that are financial institutions or that provide financial products and services. For these purposes, financial institutions are broadly defined to include money services businesses such as money transmitters, check cashers and sellers or issuers of stored value. Examples of anti-money laundering requirements imposed on financial institutions include customer identification and verification programs, record retention policies and procedures and transaction reporting. We do not believe that we are a financial institution subject to these laws and regulations based, in part, on the characteristics of the discount certificates and Discount Dining Passes and our role with respect to the distribution of the discount certificates and Discount Dining Passes to customers. However, the Financial Crimes Enforcement Network, a division of the U.S. Treasury Department tasked with implementing the requirements of the Bank Secrecy Act, recently proposed amendments to the scope and requirements for parties involved in stored value or prepaid access, including a proposed expansion of the definition of financial institution to include sellers or issuers of prepaid access. In the event that this proposal is adopted as proposed, it is possible that a discount certificate and Discount Pass could be considered a financial product and that we could be a financial institution. Although we do not believe we are a financial institution or otherwise subject to these laws and regulations, it is possible that the Company could be considered a financial institution or provider of financial products.

Intellectual Property

We protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties.

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CardCash purchased a patent (US 8,751,294 B2) from e2interactive relating to the processing of valuable-ascertainable items, such as gift cards, by retailers. The patent was issued on June 10, 2014, and is expected to expire December 4, 2029.

CardCash has a registered trademark for “CardCash” that was first issued on June 12, 2012, and is renewable every ten years. CardCash renewed the trademark in 2022 for an additional ten-year term.

In addition to these contractual arrangements, we also rely on a combination of trade secrets, copyrights, trademarks, service marks, trade dress, domain names and patents to protect our intellectual property. We pursue the registration of our copyrights, trademarks, service marks and domain names in the United States and in certain locations outside the United States. Our registration efforts have focused on gaining protection of the following trademarks (among others): The Company owns the registered marks “RESTAURANT.COM,” “DINING DOUGH,” and has submitted applications for several others. These marks are material to our business as they enable others to easily identify us as the source of the services offered under these marks and are essential to our brand identity.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

Companies on the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights. We are currently subject to, and expect to face in the future, allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including our competitors and non-practicing entities. As we face increasing competition and as our business grows, we will likely face more claims of infringement.

Customer Service and Support

Our ability to establish and maintain long-term relationships with our customers and encourage repeat visits and purchases is dependent, in part, on the strength of our customer support and service operations. We have established multiple channels for communicating with our customers before and after the sale, including phone, e-mail and online support.

We currently employ a staff of in-house customer support personnel responsible for handling customer inquiries, tracking shipments, investigating and resolving problems with merchandise and travel. Customer care representatives are available for support from 8:30 a.m. to 5 p.m., Central Time, Monday through Friday. In addition, our customer service representatives are trained to cross-sell complementary and ancillary products and services.

Employees

As of December 31, 2023, we had 64 full time employees. None of our employees or personnel is represented by a labor union, and we consider our employee/personnel relations to be good. Competition for qualified personnel in our industry is intense, particularly for software development and other technical staff. We believe that our future success will depend in part on our ability to attract, hire and retain qualified personnel.

Emerging Growth Company under the JOBS Act

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	We may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

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●	We are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	We are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	We are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2026 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

We were formed on April 13, 2011, under the name Incumaker, Inc., a corporation, under the laws of the State of Delaware. Effective November 5, 2018, we entered into a merger agreement dated October 23, 2018, whereby all of the shareholders of uBID Holdings, Inc., a privately held Delaware corporation, exchanged all of their shares of common stock for newly issued shares of Incumaker, Inc. common stock. On January 18, 2019, we filed an amendment to our Certificate of Incorporation to change our name to uBid Holdings, Inc. On March 1, 2020, we acquired the assets of Restaurant.com, Inc., a pioneer in the restaurant deal space and the nation’s largest restaurant-focused digital deals brand. On September 25, 2020, FINRA announced the change of our name from uBid Holdings, Inc. to Giftify, Inc. and the change of our trading symbol from UBID to RSTN to reflect our new name and new focus on the business of Restaurant.com. Effective February 28, 2022, we closed the acquisition of GameIQ, Inc., a developer of consumer gamification technologies for retail businesses. On December 29, 2023, we completed the acquisition of CardCash Exchange, Inc. (“CardCash”). The acquisition was made pursuant to a plan of merger agreement dated August 18, 2023, between Giftify, and Elliott Bohn, in his capacity as stockholder representative for CardCash’s stockholders. On September 12, 2024, we amended our Certificate of Incorporation to change our name to Giftify, Inc. to reflect our wider gift-oriented corporate focus for the benefit of both consumers and businesses. Our principal executive offices are located at 100 Woodfield Road, Suite 510, Schaumburg, IL 60173. Our main telephone number is (833) 275-2266. Our internet website is www.rdeholdings.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Risk Factors

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any accompanying prospectus or any future prospectus supplement, as well as in any related free writing prospectus for a specific offering of securities, and the risk factors incorporated by reference into this prospectus, any accompanying prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

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Use of Proceeds

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales to fund marketing, product development, general and administration support, retire outstanding debt and other general corporate purposes. We may set forth additional information concerning our expected use of net proceeds from sales of securities in the applicable prospectus supplement relating to the specific offering.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

Plan of Distribution

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

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The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

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We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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Description of Securities We May Offer

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, which may, at the sole discretion of our board of directors be issued in one or more series.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $30,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;

●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the certificate of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. The Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. The common stockholders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stockholders will be entitled to receive pro rata all assets available for distribution to such holders.

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Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “GIFT”. The transfer agent and registrar for our common stock is Transhare Corporation, 2849 Executive Drive., Suite 200, Clearwater, FL 33762.

Preferred stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are issued or outstanding.

All shares of the designated and the undesignated preferred stock are issuable on such other terms and conditions as the Board may determine at or prior to issuance, without further action of the stockholders. Such preferred shares may or may not be, issued in series, convertible into shares of common stock, redeemable by the Company and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. Should some or all of the outstanding or future issues of any convertible preferred stock be exchanged for shares of common stock, the resulting increase in the number of issued and outstanding common stock may or may not have a depressive effect on the market value of our common stock.

Unless specifically issued without such rights, the holders of preferred stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Future issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede an acquisition or other business combination by including class voting rights that would enable the holder to block such a transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Further, the issuance of our preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon our liquidation.

Anti-Takeover Effects of Delaware Law and Provisions of our Charter and our Bylaws

Certain provisions of the DGCL and of our charter and our bylaws could have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

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Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Exclusive Forum

Our second amended and restated bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employee to us or to our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. However, this provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. In addition, the Court of Chancery of the State of Delaware and the federal district courts will have concurrent jurisdiction for the resolution of any suit brought to enforce any duty or liability created by the Securities Act. Notwithstanding the foregoing, the inclusion of such provisions in the certificate of incorporation will not be deemed to be a waiver by us or our stockholders of the obligation to comply with federal securities laws, rules and regulations.

Although we believe these provisions benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against the Company’s directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Advance Notice of Stockholder Proposals and Nominations

Our bylaws include an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before any meeting of our stockholders. The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, the Board, or by a stockholder who has given timely written notice prior to the meeting at which directors are to be elected, will be eligible for election as directors and that, at a stockholders’ meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a stockholder who has given timely written notice of such stockholder’s intention to bring such business before such meeting.

Under the stockholder notice procedure, for notice of stockholder nominations or other business to be made at a stockholders’ meeting to be timely, such notice must be received by us not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the one-year anniversary of the immediately preceding year’s annual meeting or as otherwise provided in the bylaws.

A stockholder’s notice to us proposing to nominate a person for election as a director or proposing other business must contain certain information specified in the bylaws, including the identity and address of the nominating stockholder, a representation that the stockholder is a record holder of our stock entitled to vote at the meeting and information regarding each proposed nominee or each proposed matter of business that would be required under the federal securities laws to be included in a proxy statement soliciting proxies for the proposed nominee or the proposed matter of business.

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The stockholder notice procedure may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholder.

Restrictions on Call of Special Meetings

Our bylaws provide that special meetings of stockholders can only be called by the Board, the Board Chair or by the Secretary of the Company upon the written request of the holders of at least 50% of the voting power of the outstanding shares entitled to vote at the meeting.

No Cumulative Voting

The certificate of incorporation does not authorize cumulative voting for the election of directors.

Preferred Stock Authorization

Our Board, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

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Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

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●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

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●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

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Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

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Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by CM Law PLLC, Washington, D.C. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Giftify, Inc. and subsidiaries as of December 31, 2023 (Successor) and December 31, 2022 (Predecessor), and for the period from December 30, 2023 through December 31, 2023 (Successor), and for the period from January 1, 2023 through December 29, 2023 (Predecessor), and the year ended December 31, 2022 (Predecessor), have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their report incorporated in this prospectus by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The audit report on the December 31, 2023 consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Where You Can Find Additional Information

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investors” section of our website at www.restaurant.com and www.rdeholdings.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

Incorporation of Documents By Reference

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

1. Our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 9, 2024;

2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 15, 2024 and August 14, 2024, respectively;

3. Our Current Reports on Form 8-K filed with the SEC on January 5, 2024, July 11, 2024, September 3, 2024 and September 24, 2024; and

4. The Form 8-A, as filed with the SEC on August 6, 2024, attaching the letter from Nasdaq notifying the Company that its shares of common stock had been approved for listing and registration on the Nasdaq Stock Market.

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All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) on or after the date of the effectiveness of the registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Ketan Thakker, c/o Giftify, Inc., at 1100 Woodfield Road, Suite 510, Schaumburg, IL 60173. Our telephone number is (847) 506-9680. Information about us is also available at our website at www.restaurant.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference.

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Giftify, INC.

1,503,759 Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Placement Agent

Craft Capital Management LLC

January 14, 2025